Exhibit 99.2

Supplemental Financial Report for the

Quarter Ended September 30, 2025

©2025 Greystone & Co. II LLC. All rights reserved. References to the term “Greystone,” refer to Greystone & Co. II LLC and/or its affiliated companies, as applicable.

Supplemental Financial Report for the Quarter Ended September 30, 2025

Partnership Financial Information

TABLE OF CONTENTS

Letter from the CEO	3
Quarterly Fact Sheet	5
Financial Performance Information	6
Appendices	18
Important Disclosure Notices	22
Other Partnership Information	23

© 2025 Greystone & Co. II LLC	2

Supplemental Financial Report for the Quarter Ended September 30, 2025

Letter from the CEO

I am pleased to report Greystone Housing Impact Investors LP’s operating results for the third quarter of 2025. We reported the following financial results as of and for the three months ended September 30, 2025:

•
Total revenues of $21.7 million.
•
Net income of $2.0 million or $0.03 per Beneficial Unit Certificate (“BUC”), basic and diluted.
•
Cash Available for Distribution (“CAD”) of $4.6 million or $0.20 per BUC.
•
Total assets of $1.49 billion.
•
Total Mortgage Revenue Bond (“MRB”) and Governmental Issuer Loan (“GIL”) investments of $1.13 billion.

We reported the following notable transactions during the third quarter of 2025:

•
Advances and acquisitions of MRB, taxable MRB, taxable GIL and property loan investments totaled approximately $27.5 million.
•
Redemptions and paydowns of MRB investments totaled approximately $29.0 million.
•
Advances to market-rate joint venture equity investments totaled approximately $383,000.

Additionally, in October 2025, the Partnership issued Series B Preferred Units to a new investor for gross proceeds of $5.0 million. The Partnership intends to use the proceeds from this issuance to acquire additional investments, fund its existing investment commitments, and support general operations.

Other highlights of our investment portfolio include the following:

•
The Partnership continues to execute its hedging strategy, primarily through interest rate swaps, to reduce the impact of changing market interest rates with net receipts totaling approximately $814,000 to the Partnership.
•
Seven current market-rate joint venture equity investment properties have completed construction and two properties are nearing completion. Three properties have previously achieved 90% occupancy.

In 2015, the Partnership began investing in joint ventures related to the construction of market rate multifamily properties. Based largely on the overall low-interest rate environment and high investor demand for market rate multifamily properties, these investment structures provided us with the opportunity for attractive returns once properties were fully developed and sold to third parties.

In more recent periods, market conditions, such as higher interest rates and higher multifamily capitalization rates began negatively impacting multifamily asset values, resulting in lower returns upon sales of these properties. We believe these challenging conditions will continue to impact

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Supplemental Financial Report for the Quarter Ended September 30, 2025

market rate multifamily investment profitability for the foreseeable future. However, we remain positive on market rate senior housing investment opportunities.

Additionally, we also see strong investment opportunities for our traditional investments in tax-exempt mortgage revenue bonds associated with affordable multifamily properties, as well as for seniors housing and skilled nursing properties. Greystone’s strong lending relationships across affordable housing, seniors housing, and skilled nursing business lines are also providing investment opportunities for the Partnership. We believe these tax-exempt mortgage revenue bond opportunities will allow us to deploy capital in investments with more predictable returns, since profitability is based on the net interest spread between the bond interest rate and our related debt financing rate.

Based on these factors, we will be implementing a strategy to reduce our capital allocation to joint venture equity investments in market rate multifamily properties going forward. We and the respective managing members will manage the remaining portfolio of market rate multifamily investments to maximize sales prices and returns to the extent possible, with return of capital from the sale of these investments to be redeployed into primarily tax-exempt mortgage revenue bond investments.

We believe this change in investment strategy provides many benefits to our unitholders, including more stable investment earnings, an increase in the proportion of tax-advantage income allocated to unitholders in the long-term, and more capital allocated to a proven investment class that is core to our operations that also leverages the strong relationships and knowledge base of Greystone’s other lending platforms.

Management and the Board of Managers will continue refining this updated operating strategy in the coming quarters. Management and Board of Managers are also assessing the potential impact, if any, this change in strategy will have on the Partnership’s short-term and long-term earnings expectations and future unitholder distributions, with a focus on the long-term benefit to unitholders and the Partnership. We will provide additional details on these initiatives in future communications and earnings calls.

Thank you for your continued support of Greystone Housing Impact Investors LP!

Kenneth C. Rogozinski

Chief Executive Officer

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Supplemental Financial Report for the Quarter Ended September 30, 2025

Third Quarter 2025 Fact Sheet

PARTNERSHIP DETAILS

Greystone Housing Impact Investors LP was formed for the purpose of acquiring a portfolio of MRBs that are issued to provide construction and/or permanent financing of affordable multifamily residential and commercial properties. The Partnership has also invested in GILs, which, similar to MRBs, provide financing for affordable multifamily properties. We expect and believe the interest paid on the MRBs and GILs to be excludable from gross income for federal income tax purposes. In addition, we have invested in equity interests in multifamily, market rate properties throughout the U.S. We continue to pursue a business strategy of acquiring additional MRBs and GILs on a leveraged basis, and other investments.

(As of September 30, 2025)

Symbol (NYSE)		GHI
Most Recent Quarterly Distribution per BUC (1)		$$0.30

BUC Price		$$10.30
Year to Date Annualized Yield (2)		12.6%

BUCs Outstanding (including Restricted Units)		23,582,453
Market Capitalization		$$242,899,266
52-week BUC price range	$10.12 to $14.25

Partnership Financial Information for Q3 2025 ($’s in 000’s, except per BUC amounts)
	9/30/2025	12/31/2024

Total Assets	$1,485,966	$1,579,700
Leverage Ratio (3)	73%	75%

	Q3 2025	YTD 2025

Total Revenues	$21,677	$70,394
Net Income (loss)	$1,968	$(1,777)
Cash Available for Distribution (“CAD”) (4)	$4,645	$17,493
Cash Distributions declared, per BUC (1)	$0.30	$0.97

(1)
The distribution was paid on October 31, 2025 for BUC holders of record as of September 30, 2025. The distribution is payable to BUC holders of record as of the last business day of the quarter and GHI trades ex-dividend one day prior to the record date, with a payable date of the last business day of the subsequent month.
(2)
The annualized yield calculation is based on year-to-date distributions declared of $0.97 per BUC.
(3)
Our overall leverage ratio is calculated as total outstanding debt divided by total assets using cost adjusted for paydowns and allowances for MRBs, GILs, property loans, taxable MRBs and taxable GILs, and initial cost for deferred financing costs and real estate assets.
(4)
Management utilizes a calculation of Cash Available for Distribution (“CAD”) to assess the Partnership’s operating performance. This is a non-GAAP financial measure. See the Important Disclosure Notices in the Appendices for important information regarding non-GAAP measures. A reconciliation of our GAAP net income (loss) to CAD is provided on page 20 of this report.

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Supplemental Financial Report for the Quarter Ended September 30, 2025

Operating Results Summary

(Dollar amounts in thousands, except per BUC information)

	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
Total revenues	$24,345	$22,586	$25,125	$23,591	$21,677
Total expenses	(28,279)	(12,371)	(21,573)	(29,335)	(18,392)
Gain on sale of mortgage revenue bonds	-	1,208	-	-	-
Gain on sale of investments in unconsolidated entities	-	61	5	196	-
Earnings (losses) from investments in unconsolidated entities	(704)	(1,315)	(233)	(1,526)	(1,319)
Income tax (expense) benefit	2	(36)	3	3	2
Net income (loss)	$(4,636)	$10,133	$3,327	$(7,071)	$1,968

Per BUC operating metrics:
Net income (loss)	$(0.23)	$0.39	$0.11	$(0.35)	$0.03
Cash available for distribution	$0.27	$0.18	$0.31	$0.25	$0.20

Per BUC distribution information:
Cash distributions declared	$0.37	$0.37	$0.37	$0.30	$0.30

Weighted average BUCs outstanding	23,085,261	23,115,162	23,171,226	23,171,226	23,171,226
BUCs outstanding, end of period	23,085,261	23,171,226	23,171,226	23,171,226	23,171,226

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Supplemental Financial Report for the Quarter Ended September 30, 2025

Asset Profile

(Dollar amounts in thousands)

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Supplemental Financial Report for the Quarter Ended September 30, 2025

Mortgage Investments to Total Assets Profile

(Dollar amounts in thousands)

Note: Mortgage Investments include the Partnership’s Mortgage Revenue Bonds, Governmental Issuer Loans, Taxable Mortgage Revenue

Bonds, Taxable Governmental Issuer Loans, and Property Loans that share a first mortgage with the Governmental Issuer Loans.

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Supplemental Financial Report for the Quarter Ended September 30, 2025

Debt and Equity Profile

(Dollar amounts in thousands)

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Supplemental Financial Report for the Quarter Ended September 30, 2025

Debt Financing

(Dollar amounts in thousands)

$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
51%
14%
29%
6%
51%
14%
33%
2%
40%
9%
34%
17%
41%
7%
32%
20%
44% (1)
3% (2)
32%
21% (3)
9/30/2024
12/31/2024
3/31/2025
6/30/2025
9/30/2025
Fixed Asset - Variable Debt
Fixed Asset - Fixed Debt
Variable Asset - Variable Debt
Fixed Asset - Variable Debt (Hedged)

(1)
The variable-rate debt financing is hedged through our interest rate swap agreements. Though the variable rate indices may differ, these interest rate swaps have effectively synthetically fixed the interest rate of the related debt financing.
(2)
The securitized assets and related debt financings each have variable interest rates. Though the variable rate indices may differ, the Partnership is largely hedged against rising interest rates.
(3)
A majority of the securitized assets in this category as of September 30, 2025 have maturity dates on or before April 2026, so long-term interest rate risk is minimal.

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Supplemental Financial Report for the Quarter Ended September 30, 2025

Debt Investments Activity (1)

(Dollar amounts in thousands)

Quarterly Activity	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
Investment Purchases	$58,003	$68,810	$60,610	$47,376	$27,552
Sales and Redemptions	(57,339)	(13,267)	(114,760)	(72,581)	(30,757)
Net Investment Activity	664	55,543	(54,150)	(25,205)	(3,205)
Net Debt (Proceeds) Repayment	1,233	(48,134)	47,343	34,181	9,454
Net Capital Deployed	$1,897	$7,409	$(6,807)	$8,976	$6,249
(1)
The reported amounts include investment activity related to the Construction Lending JV.

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Supplemental Financial Report for the Quarter Ended September 30, 2025

Market-Rate JV Equity Investments Activity

(Dollar amounts in thousands)

Quarterly Activity	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
JV Equity Contributions	$10,443	$11,156	$7,709	$3,095	$331
Return of JV Equity Contributions	-	-	(13,488)	(12,901)	-
Net Investment Activity	10,443	11,156	(5,779)	(9,805)	331
Net Debt (Proceeds) Repayment	(14,000)	(9,500)	-	7,000	2,500
Net Capital Deployed	$(3,557)	$1,656	$(5,779)	$(2,805)	$2,831

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Supplemental Financial Report for the Quarter Ended September 30, 2025

Net Book Value Waterfall

Note: Per unit data derived from weighted average BUCs outstanding during the period, except for the Net Book Values, which are based on shares outstanding on the stated date, including unvested restricted units. Numbers may not sum due to rounding.

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Supplemental Financial Report for the Quarter Ended September 30, 2025

Interest Rate Sensitivity Analysis

The interest rate sensitivity table below represents the change in interest income from investments, net of interest on debt and settlement payments for interest rate derivatives over the next twelve months, assuming an immediate parallel shift in the SOFR yield curve and the resulting implied forward rates are realized as a component of this shift in the curve and assuming management does not adjust its strategy in response. The amounts in the table below do not consider any potential unrealized gains or losses from derivatives in determining the net interest income impact.

Description	- 100 basis points	- 50 basis points	+ 50 basis points	+ 100 basis points	+ 200 basis points
TOB Debt Financings	$3,929,635	$1,964,818	$(1,964,818)	$(3,929,635)	$(7,859,271)
Other Financings & Derivatives	(2,654,252)	(1,327,126)	1,327,126	2,654,252	5,308,503
Variable Rate Investments	(258,017)	(129,008)	129,008	258,017	516,033
Net Interest Income Impact	$1,017,366	$508,684	$(508,684)	$(1,017,366)	$(2,034,735)

Per BUC Impact (1)	$0.044	$0.022	$(0.022)	$(0.044)	$(0.088)

(1)
The net interest income impact per BUC calculated based on 23,171,226 BUCs outstanding as of September 30, 2025.

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Supplemental Financial Report for the Quarter Ended September 30, 2025

Total Revenue & Gain on Sale Trends

(Dollar amounts in thousands)

Total Revenue
Total Assets
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Investment income
Other interest income
Other income
Gain on sale of mortgage revenue bond
Gain on sale of investments in unconsolidated entities
Contingent interest income
Total Assets

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Supplemental Financial Report for the Quarter Ended September 30, 2025

Operating Expense Trends

(Dollar amounts in thousands)

Total Expenses
$33,000
$30,000
$27,000
$24,000
$21,000
$18,000
$15,000
$12,000
$9,000
$6,000
$3,000
$0
Total Assets
$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Salaries and benefits
General and administrative
Interest expense and net result of derivative transactions(1)
Depreciation
AFCA2 administrative fees
Asset-specific credit loss allowance
Total Assets

(1)
This Item includes unrealized gains and losses on the Partnership's interest rate derivative instruments that are non-cash income (expense) in the period reported. For Q3 2025, non-cash unrealized losses on derivatives totaled approximately $714,000.

Since October 1, 2023, the sum of “Salaries and benefits” and “General and administrative” expenses as a percentage of Total Assets has averaged approximately 0.22% per quarter.

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Supplemental Financial Report for the Quarter Ended September 30, 2025

Tax Income Information Related to Beneficial Unit Certificates

The following table summarizes tax-exempt and taxable income as percentages of total income allocated to the Partnership’s BUCs on Schedule K-1 for tax years 2022 to 2024. This disclosure relates only to income allocated to the Partnership’s BUCs and does not consider an individual unitholder’s basis in the BUCs or potential return of capital as such matters are dependent on the individual unitholders’ specific tax circumstances. The disclosure also assumes that the individual unitholder can utilize all allocated losses and deductions, even though such items may be limited depending on the unitholder’s specific tax circumstances. Such amounts are for all BUC holders in the aggregate during the year. Income is allocated to individual investors monthly and amounts allocated to individual investors may differ from these percentages due to, including, but not limited to, BUC purchases and sales activity and the timing of significant transactions during the year.

	2024(1)	2023	2022
Tax-exempt income	n/a	40%	25%
Taxable income	n/a	60%	75%
	n/a	100%	100%
(1)
The Partnership generated a net taxable loss for BUC holders for tax year 2024 due to the allocation of net rental real estate losses on the Partnership’s JV Equity Investments and the lack of JV Equity property gains on sale during the year. As a class, the BUC holders were allocated approximately $16.8 million of net tax-exempt interest income and approximately $21.4 million of net taxable losses for tax year 2024.

Unrelated Business Taxable Income

Certain allocations of income and losses may be considered Unrelated Business Taxable Income (“UBTI”) for certain tax-exempt unitholders. UBTI-related items are reported in Box 20V and in the footnotes to each BUC holder’s Schedule K-1. The rules around UBTI are complex, so please consult your tax advisor.

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Supplemental Financial Report for the Quarter Ended September 30, 2025

Appendices

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Supplemental Financial Report for the Quarter Ended September 30, 2025

Operating Results Detail

(Dollar amounts in thousands, except per BUC information)

	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
Revenues:
Investment income	$21,821	$20,056	$21,878	$20,825	$18,301
Other interest income	2,235	2,200	2,288	2,558	3,106
Contingent interest income	-	-	-	208	-
Other income	289	330	959	-	270
Total revenues	24,345	22,586	25,125	23,591	21,677

Expenses:
Provision for credit losses	(226)	(24)	(172)	9,053	534
Depreciation and amortization	6	6	4	2	1
Interest expense	15,489	15,841	14,135	14,226	13,140
Net result from derivative transactions	7,897	(8,240)	3,036	1,379	(100)
General and administrative	5,113	4,788	4,570	4,675	4,817
Total expenses	28,279	12,371	21,573	29,335	18,392

Other Income:
Gain on sale of mortgage revenue bonds	-	1,208	-	-	-
Gain on sale of investments in unconsolidated entities	-	61	5	196	-
Earnings (losses) from investments in unconsolidated entities	(704)	(1,315)	(233)	(1,526)	(1,319)
Income (loss) before income taxes	(4,638)	10,169	3,324	(7,074)	1,966
Income tax expense (benefit)	(2)	36	(3)	(3)	(2)
Net income (loss)	(4,636)	10,133	3,327	(7,071)	1,968
Redeemable preferred unit distributions and accretion	(741)	(741)	(761)	(1,030)	(1,030)
Net income (loss) available to partners	$(5,377)	$9,392	$2,566	$(8,101)	$938

Net income (loss) available to partners allocated to:
General partner	$(54)	$391	$25	$8	$9
Limited partners - BUCs	(5,399)	8,938	2,484	(8,185)	801
Limited partners - Restricted units	76	63	57	76	128
Net income (loss) available to partners	$(5,377)	$9,392	$2,566	$(8,101)	$938

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Supplemental Financial Report for the Quarter Ended September 30, 2025

Cash Available for Distribution (1)

(Dollar amounts in thousands, except per BUC information)

	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
Net income (loss)	$(4,636)	$10,133	$3,327	$(7,071)	$1,968
Unrealized (gains) losses on derivatives, net	9,695	(6,979)	3,883	2,143	714
Depreciation expense	6	6	4	3	1
Provision for credit losses	(226)	(24)	(172)	9,053	534
Amortization of deferred financing costs	360	466	382	387	345
Restricted unit compensation expense	565	436	234	505	748
Deferred income taxes	(1)	1	1	(1)	(1)
Redeemable Preferred Unit distributions and accretion	(741)	(741)	(761)	(1,030)	(1,029)
Tier 2 Income allocable to the General Partner	-	(310)	-	(93)	-
Recovery of prior credit loss	(17)	(17)	(17)	79	(11)
Bond premium, discount and amortization, net of cash received	499	(91)	25	238	56
(Earnings) losses from investments in unconsolidated entities	704	1,315	233	1,496	1,320
Total Cash Available for Distribution	$6,208	$4,195	$7,139	$5,709	$4,645

Weighted average number of BUCs outstanding, basic	23,085,261	23,115,162	23,171,226	23,171,226	23,171,226
Net income (loss) per BUC, basic	$(0.23)	$0.39	$0.11	$(0.35)	$0.03
Total CAD per BUC, basic	$0.27	$0.18	$0.31	$0.25	$0.20
Cash Distributions declared, per BUC	$0.37	$0.37	$0.37	$0.30	$0.30

		Trailing five quarter totals:
		Net income per BUC, basic			$(0.05)
		Total CAD per BUC, basic			$1.21
		Cash Distributions declared, per BUC			$1.71

(1)
See the Important Disclosure Notices in the Appendices for important information regarding non-GAAP measures.

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Supplemental Financial Report for the Quarter Ended September 30, 2025

Balance Sheet Summary

(Dollar amounts in thousands, except per BUC information)

	9/30/2024	12/31/2024	3/31/2025	6/30/2025	9/30/2025
Assets:
Cash	$37,374	$14,703	$51,389	$47,469	$36,171
Restricted cash	10,446	16,603	13,066	11,099	13,446
Interest receivable	7,104	7,446	7,127	7,005	7,076
Mortgage revenue bonds, at fair value	1,032,891	1,026,484	1,022,564	1,004,463	1,005,398
Governmental issuer loans, net	205,639	225,164	160,467	121,162	121,167
Property loans, net	53,835	55,135	47,409	52,837	52,896
Investments in unconsolidated entities	168,743	179,410	167,989	153,895	153,736
Real estate assets, net	4,716	4,906	3,552	3,552	3,552
Other assets	28,501	49,849	63,920	79,153	92,524
Total assets	$1,549,249	$1,579,700	$1,537,483	$1,480,635	$1,485,966

Liabilities
Accounts payable, accrued expenses and other liabilities	$24,724	$23,481	$21,562	$22,838	$27,308
Distribution payable	8,704	8,997	8,744	7,236	7,146
Secured lines of credit	44,400	68,852	58,500	44,000	41,450
Debt financing, net	1,062,408	1,093,273	1,056,520	1,030,041	1,020,915
Mortgages payable, net	1,690	1,664	310	310	310
Total liabilities	1,141,926	1,196,267	1,145,636	1,104,425	1,097,129

Redeemable preferred units	77,401	77,406	97,399	97,402	97,408
Partners' capital	329,922	306,027	294,448	278,808	291,429
Total liabilities and partners' capital	$1,549,249	$1,579,700	$1,537,483	$1,480,635	$1,485,966

Net book value per BUC(1)	$14.15	$13.15	$12.59	$11.83	$12.36

(1)
Based on total BUCs and unvested restricted unit awards outstanding as of each date presented.

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Supplemental Financial Report for the Quarter Ended September 30, 2025

Important Disclosure Notices

Forward-Looking Statements

All statements in this document other than statements of historical facts, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. When used, statements which are not historical in nature, including those containing words such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions, are intended to identify forward-looking statements. We have based forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. This document may also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties contained in this supplement and, accordingly, we cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the headings “Item 1A Risk Factors” in our 2024 Annual Report on Form 10-K for the year ended December 31, 2024. These forward-looking statements are subject to various risks and uncertainties and Greystone Housing Impact Investors LP (the “Partnership”) expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Most, but not all, of the selected financial information furnished herein is derived from the Greystone Housing Impact Investors LP’s consolidated financial statements and related notes prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) and management’s discussion and analysis of financial condition and results of operations included in the Partnership’s reports on Forms 10-K and 10-Q. The Partnership’s annual consolidated financial statements were subject to an independent audit, dated February 20, 2025.

Disclosure Regarding Non-GAAP Measures

This document refers to certain financial measures that are identified as non-GAAP. We believe these non-GAAP measures are helpful to investors because they are the key information used by management to analyze our operations. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures.

Please see the consolidated financial statements we filed with the Securities and Exchange Commission on Forms 10-K and 10-Q. Our GAAP consolidated financial statements can be located upon searching for the Partnership’s filings at www.sec.gov.

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Supplemental Financial Report for the Quarter Ended September 30, 2025

Other Partnership Information

Corporate Office:		Transfer Agent:
14301 FNB Parkway		Equiniti Trust Company, LLC
Suite 211		28 Liberty Street, Floor 53
Omaha, NE 68154		New York, NY 10005
Phone:	402-952-1235	HelpAST@equiniti.com
Investor & K-1 Services:	855-428-2951	Phone: 718-921-8124
Web Site:	www.ghiinvestors.com	800-937-5449
K-1 Services Email:	ghiK1s@greyco.com
Ticker Symbol (NYSE):	GHI

Corporate Counsel:		Independent Accountants:
Barnes & Thornburg LLP		PwC
11 S. Meridian Street		1 North Wacker Drive
Indianapolis, IN 46204		Chicago, Illinois 60606

Board of Managers of Greystone AF Manager LLC:
(acting as the directors of Greystone Housing Impact Investors LP)

Stephen Rosenberg	Chairman of the Board
Jeffrey M. Baevsky	Manager
Drew C. Fletcher	Manager
Steven C. Lilly	Manager
W. Kimball Griffith	Manager
Deborah A. Wilson	Manager
Robert K. Jacobsen	Manager

Corporate Officers:
Kenneth C. Rogozinski	Chief Executive Officer
Jesse A. Coury	Chief Financial Officer

© 2025 Greystone & Co. II LLC	23